Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contacts:	Press Contact:
	Kara B. Jenny	Monica Halpert
	Chief Financial Officer	Director of Content and Creative
	Bluefly, Inc.	212-944-8000 ext. 297
	212- 944-8000 ext. 286	monica.halpert@bluefly.com
kara.jenny@bluefly.com

BLUEFLY REPORTS SECOND QUARTER 2010 RESULTS

NEW YORK – August 6, 2010 – Bluefly, Inc. (NASDAQ Capital Market: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), today announced an increase in net sales, a positive adjusted EBITDA and our highest ever quarterly average order size for the second quarter of 2010.

“We are seeing great momentum in our designer business and believe we have significant opportunity in our contemporary business as we move into fall.” said Melissa Payner, Bluefly’s Chief Executive Officer, “The positive trends in our business gives us further confidence that the customer remains focused on value and luxury and we believe we are positioned well to meet their demand.”

Results for the second quarter of 2010 included the following:

•	Net revenue increased by approximately 4% to $20.5 million from $19.9 million in the second quarter of 2009.

•
Gross margin percentage decreased to 38.8% from 39.7% in the second quarter of 2009 as a result of a decrease in product margins related to the growth of luxury designer merchandise, which historically have lower margins compared to contemporary merchandise.

•
Operating expenses increased by approximately 12% to $8.6 million from $7.7 million in the second quarter of 2009 as a result of a planned increase in online and offline marketing expenses of $1.1 million vs. the same period in the prior year.  This increase represents a return to awareness building marketing activities, which were severely reduced during the second quarter of 2009 in response to the difficult economic environment.  We believe that as the year progresses, we will leverage this investment to deliver improved marketing spend to sales ratios.  This increase was also offset by a decrease of $105,000 in selling and fulfillment expenses and a decrease in general and administrative expenses of $63,000.

•	Operating loss of approximately $669,000 as compared to operating income of $161,000 in the second quarter of 2009.

•	Adjusted EBITDA decreased to positive $143,000 from a positive adjusted EBITDA of $1.1 million in the second quarter of 2009.

•	Average order size increased to a record high of $310.39 in the second quarter of 2010 compared to $268.79 in the second quarter of 2009.

•	Cash and cash equivalents increased to $11.6 million at June 30, 2010 compared to $10.0 million at December 31, 2009.

•
Inventory increased to $23.4 million at June 30, 2010 compared to $17.7 million at December 31, 2009 of which over $3 million of our inventory held at June 30, 2010 represents merchandise expected to be sold during our fall launch later this year.

To supplement the financial results for the second quarter of 2010 presented in accordance with generally accepted accounting principles (GAAP), the Company is also reporting adjusted EBITDA as a non-GAAP financial measure that the Company believes allows for a better understanding of its operating performance.  The Company defines adjusted EBITDA as net loss excluding interest income, interest expense and interest expense to related parties, income tax provision, depreciation and amortization expenses adjusted for non-cash share-based compensation expenses.  The Company believes that this non-GAAP financial measure, when shown in conjunction with the corresponding GAAP measures, enhances the investor’s and management’s overall understanding of the Company’s current operating performance and provides greater transparency with respect to key operating metrics used by management in its financial and operational decision making process.  The Company considers this non-GAAP financial measure to be useful because it excludes certain non-cash and non-operating charges, which enables investors and management to analyze trends in the Company’s operations.  The presentation of this non-GAAP financial measure is not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information, please see the table captioned “Reconciliation of Non-GAAP Financial Information”, which provides a full reconciliation of actual results to the non-GAAP financial measures.

About Bluefly, Inc.

Founded in 1998, Bluefly, Inc. (NASDAQ Capital Market:  BFLY) is a leading online retailer of designer brands, fashion trends and superior value.  Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District.  For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute “forward-looking statements,” usually containing the words “believe,” “project,” “expect” or similar expressions.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  The risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.  These risks and uncertainties include, but are not limited to, the Company’s ability to continue the positive trend in operating income;  the Company’s history of losses and anticipated future losses; the Company’s ability to raise additional capital to support the growth of its business; risks related to the Company’s ability to continue positive trends in cash flow;  risks related to the economic downturn; increased online competition; the potential failure to forecast revenues and/or to make adjustments to operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; including changes in the contemporary fashion business; cyclical variations in the apparel and e-commerce market; the availability of merchandise; the Company’s dependence on one supplier for a material portion of its inventory; risks associated with the acquisition of inventory from foreign markets, including currency fluctuations; the need to further establish brand name recognition; management of potential growth; our ability to leverage our investment in awareness building marketing programs to delivery improved marketing spend to sales ratio; and risks associated with the Company’s ability to handle increased traffic and/or continued improvements to its Web site.

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STATEMENTS OF OPERATIONS - UNAUDITED

	Three Months Ended
	June 30,
	2010	2009

Net sales	$20,545,000	$19,858,000
Cost of sales	12,567,000	11,974,000
Gross profit	7,978,000	7,884,000
Gross margin	38.8%	39.7%

Selling and fulfillment expenses	3,926,000	4,031,000
Marketing expenses	2,855,000	1,763,000
General and administrative expenses	1,866,000	1,929,000
Total operating expenses	8,647,000	7,723,000

Operating (loss) income	(669,000)	161,000

Interest expense to related party stockholders	—	(275,000)
Other interest expense, net	(55,000)	(72,000)

Net loss	$(724,000)	$(186,000)

Basic and diluted net loss per common share	$(0.03)	$(0.01)

Weighted average common shares outstanding
(basic and diluted)	24,597,254	13,843,985

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SELECTED BALANCE SHEET DATA & KEY METRICS – UNAUDITED

	June 30,	December 31,
	2010	2009
Cash and cash equivalents	$11,576,000	$10,049,000

Inventories, net	23,417,000	17,668,000

Prepaid expenses and other current assets	3,971,000	4,278,000

Property and equipment, net	3,128,000	3,506,000

Current liabilities	11,133,000	12,611,000

Stockholders’ equity	31,098,000	23,035,000

	Three Months Ended
	June 30,
	2010	2009

Average order size (including shipping & handling)	$310.39	$268.79
New customers added during the period	36,794	38,718

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RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION – UNAUDITED

	Three Months Ended
	June 30,
	2010	2009

Net loss	$(724,000)	$(186,000)

Interest income	(13,000)	(5,000)
Interest expense to related party stockholders	—	275,000
Interest expense	68,000	77,000
Depreciation and amortization expenses	611,000	792,000
Non-cash share-based compensation expenses	201,000	151,000

Adjusted EBITDA	$143,000	$1,104,000

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